SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

BIG DOG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22963	52-1868665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Gray Avenue, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 963-8727
(Registrant’s telephone number, including area code)

(Former name or former address, if changed, since last report)

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

On May 2, 2006, Big Dog Holdings, Inc. issued a press release announcing it had entered into an agreement with TKC XCIX, LLC to lease a 229,500 square feet facility in Charlotte, North Carolina. The facility will be built to suit and will house the Company’s distribution center which is currently located in Santa Fe Springs, CA. The lease is for an initial term of 10 years, with two options to extend the lease for an additional 10 years each. The lease calls for annual base rent of $751,500 for the first five years and $838,472 for year 6 through year 10. The Company also retains the option to purchase the facility. A copy of the press release is attached as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On May 2, 2006, Big Dog Holdings, Inc. issued a press release announcing its financial results for the three months ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

(c) Exhibits

Exhibit 99.1	—	Press Release of Big Dog Holdings, Inc., dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG DOG HOLDINGS, INC.

Dated: May 4, 2006	By:	/s/ Roberta Morris
Roberta Morris
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Big Dog Holdings, Inc., dated May 2, 2006